Exhibit 10.66
Confidential

SUB-SUBLEASE
THIS SUB-SUBLEASE (herein referred to as this “Sub-Sublease”) dated for reference purposes only as of August 4, 2006, is made between CYTOKINETICS, INC., a Delaware corporation (“Sublessor”), and PORTOLA PHARMACEUTICALS, INC., a Delaware corporation (“Sublessee”).
RECITALS
A.	Sublessor is the subtenant under a Sublease dated, for reference purposes, November 23, 2005, as to which Millennium Pharmaceuticals, Inc., a Delaware corporation (“Master Tenant”) is the sub-landlord (the “Sublease”), with respect to certain premises (the “Subleased Premises”) consisting of the entire building located at 256 E. Grand Avenue in the City of South San Francisco as more particularly described in the Sublease, a true and correct copy of which is attached hereto as Exhibit A.

B.	Master Tenant, as successor in interest to COR Therapeutics, Inc., is the tenant under that certain lease dated as of July 1, 2001 (hereinafter, the “Master Lease”), pursuant to which Britannia Pointe Grand Limited Partnership (“Master Landlord”) leased to Master Tenant certain real property located at 256, 260, and 270 East Grand Avenue in South San Francisco, California (the “Master Premises”), as more particularly described in the Master Lease, a true and correct copy of which is attached as Exhibit A to the Sublease.

C.	Sublessor desires to sub-sublease to Sublessee, and Sublessee desires to sub-sublease from Sublessor, a portion of the Subleased Premises consisting of approximately 2,500 rentable square feet of office space, as more particularly set forth on the floor plan attached hereto as Exhibit B.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:
Section 1. Sub-Sublease
1.1 Premises
Sublessor subleases to Sublessee on the terms and conditions in this Sub-Sublease the following portion of the Subleased Premises (“Sub-Subleased Premises”): Approximately 2,500 rentable square feet, as depicted on Exhibit C attached hereto.
In addition, Sublessee shall have a revocable license to use all existing office / cubicle furniture in the Sub-Subleased Premises, at no additional cost. Sublessor makes no representation or warranty as to the condition of any office/cubicle furniture.
Subject to the prior approval of and coordination with Sublessor’s Information Technology Department, Sublessee shall have a revocable license for the purpose of access to the 2nd floor Information Technology (“IT”) room for the purposes of connecting its data / telephony communications cables, at Sublessee’s sole expense, provided that all Sublessee personnel and contractors must be accompanied by Sublessor’s IT personnel at all times while exercising such access. Sublessee shall use Sublessor’s cabling contractor, TMS, to complete any cabling work necessary for Sublessee’s use at Sublessee’s cost; no other Sublessee contractors shall be provided access to the IT room unless otherwise agreed by Sublessee. Sublessee shall provide Sublessor with its requirements for any such work reasonably in advance.
Sublessee shall have the right to use, in common with others, the available on-site surface parking, at the ration of 2.8 per 1,000 rentable square feet, at no additional cost.

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1.2 Condition.
Sublessor shall deliver the Sub-Subleased Premises in good working order and repair, but otherwise in strictly “AS IS” condition without warranty, representation, or obligation for alterations or improvements whatsoever.
Section 2. Term
The term of this Sub-Sublease (the “Term”) will commence on (a) August 1, 2006, or (b) the date that Master Tenant and Master Landlord consent to this Sub-Sublease, whichever occurs later (“Commencement Date”); and will end on October 31, 2006 (“Termination Date”), unless earlier terminated pursuant to the terms hereof, of the Sublease, or of the Master Lease. Possession of the Premises (“Possession”) will be delivered to Sublessee upon mutual execution of this Sub-Sublease and approval of Sublessor’s Board of Directors. If for any reason Sublessor does not deliver Possession to Sublessee on the Commencement Date, Sublessor will not be subject to any liability for this failure, the Termination Date will not be extended by the delay, and the validity of this Sub-Sublease will not be impaired. Rent will be abated until delivery of Possession. If Sublessee takes Possession prior to the Commencement Date, such early Possession will be subject to all of the provisions of this Sub-Sublease, including, without limitation, the payment of Rent. In the event that Sublessee remains in possession of the Sub-Subleased Premises after the Termination Date, this Sub-Sublease shall continue as a tenancy from month to month, and either party may terminate the same upon sixty (60) days advance written notice to the other. Furthermore, if this Sub-Sublease does convert to a month-to-month tenancy, then on the first (and each subsequent) anniversary of the Commencement Date, the Rent payable hereunder shall increase by three (3%) percent.
Section 3. Rent
Sublessee will pay to Sublessor as monthly Base Rent, without deduction, setoff, notice, or demand, at 256 Grand Avenue, South San Francisco, CA, or at any other place Sublessor designates by notice to Sublessee, the sum of Four Thousand Three Hundred Seventy-Five ($4,375.00) Dollars per month, on a “full service” basis. Sublessee shall not be responsible for any operating expenses or pass-through expenses of any kind.
Section 4. Security Deposit
Sublessee shall deposit with Sublessor upon Sublessor’s delivery of Possession a cash Security Deposit in the amount of $4,375.00 as security for Sublessee’s faithful performance of Sublessee’s obligations under this Sub-Sublease. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults under this Sub-Sublease, Sublessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Sublessor or to reimburse or compensate Sublessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Sublessor may suffer or incur by reason thereof, including payment of Rent following Sublessee’s default and vacating of the Premises, and Sublessee hereby waives the provisions of Cal. Civil Code §1950.7. If Sublessor uses or applies all or any portion of said Security Deposit, Sublessee shall within ten (10) days after written request therefor deposit monies with Sublessor sufficient to restore said Security Deposit to the full amount required by this Sub-Sublease.
Section 5. Use of Premises
The Premises will be used and occupied only for office use; and for no other use or purpose.
Section 6. Assignment and Subletting.
Sublessee will not assign this Sub-Sublease or further sublet all or any part of the Sub-Subleased Premises.

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Section 7. Other Provisions of Sub-Sublease.
7.1 Incorporation.
All applicable terms and conditions of the Sublease are incorporated into and made a part of this Sub-Sublease, including but not limited to those portions of the Master Lease as are incorporated therein, except to the extent inconsistent with the business terms hereof. For purposes hereof, with respect to the Sublease, the term “Sublessee” shall be substituted for the term “Subtenant,” “Sublessor” shall be substituted for the term “Sublandlord,” and the “Sub-Subleased Premises” shall be substituted for the term “Subleased Premises.” Notwithstanding the foregoing: (a) to the extent that any obligation rests upon the Master Landlord pursuant to the Master Lease, such obligation shall remain that of Master Landlord and not Sublessor; and (b) to the extent that any obligation rests upon Master Tenant pursuant to the Sublease, such obligation shall remain that of Master Tenant and not Sublessor.
Sublessee assumes and agrees to perform the Sublessor’s obligations under the Sublease during the Term to the extent that these obligations are applicable to the Sub-Subleased Premises. However, the obligation to pay Rent will be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 3 of this Sub-Sublease.
7.2 Performance.
Sublessee will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease or the Sublease.
Section 8. Hazardous Substances
8.1 Use of Hazardous Substances.
Sublessor has no knowledge of the presence of any Hazardous Substances (as used in Section 11.6(a) of the Master Lease) in, on or about the Sub-Subleased Premises. Sublessee shall not cause or permit any Hazardous Substance to be generated, brought onto, used, stored, or disposed of in or about the Sub-Subleased Premises by Sublessee or its agents, employees, contractors, subtenants, or invitees except in strict compliance with all Environmental Laws, the terms of the Master Lease and the terms of the Sublease. As used herein, “Environmental Laws” shall mean and include all applicable statutes, ordinances, and regulations in effect during the Sub-Sublease Term that relate to public health and safety and protection of the environment.
8.2 Indemnification.
Sublessee shall, at Sublessee’s sole expense and with counsel reasonably acceptable to Sublessor, indemnify, defend, and hold harmless Master Landlord, Master Tenant, Sublessor and Sublessor’s shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Substance in or about the Sub-Subleased Premises or the Building, or the violation of any Environmental Law, by Sublessee or Sublessee’s agents, contractors, or invitees.
Section 9. Insurance
Sublessee shall provide the insurance required of Master Tenant under the Master Lease and that required of Sublessor under the Sublease, and shall name each of Master Landlord, Master Tenant, and Sublessor as additional insureds.
Section 10. Attorney Fees.
If either party commences an action against the other in connection with this Sub-Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.
Section 11. Brokers.
Sublessor and Sublessee each warrant that they have not dealt with any real estate broker in connection with this transaction except for NAI BT COMMERCIAL, representing Sublessor, and CB RICHARD ELLIS, representing Sublessee. Sublessor and Sublessee each agree to indemnify, defend,

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and hold the other harmless against any damages incurred as a result of the breach of the warranty contained in this Sub-Sublease.
Section 12. Notices.
All notices and demands that may be required or permitted by either party to the other will be in writing and personally delivered at the Subleased (or Sub-Subleased, as applicable) Premises.
Section 13. Successors and Assigns.
This Sub-Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.
Section 14. Consent
Sublessor and Sublessee recognize that certain actions Sublessee may wish to undertake pursuant to this Sub-Sublease Agreement will require, in addition to or in lieu of the consent of Sublessor, the consent of the Master Tenant and that of the Master Landlord.
Section 15. Entire Agreement
This Sub-Sublease sets forth all the agreements between Sublessor and Sublessee concerning the Subleased Premises, and there are no other agreements either oral or written other than as set forth in this Sub-Sublease.
Section 16. Time of Essence
Time is of the essence in this Sub-Sublease.
Section 17. Consent by Master Landlord and Master Tenant
THIS SUB-SUBLEASE WILL HAVE NO EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD AND MASTER TENANT.
Section 18. Governing Law
This Sub-Sublease will be governed by and construed in accordance with California law.
Section 19. Counterparts
This Sub-Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

Confidential

IN WITNESS WHEREOF, the parties have executed this Sub-Sublease:

SUBLESSEE:
PORTOLA PHARMACEUTICALS, INC.

By	/s/ Carol Olson

Name Printed:	Carol Olson

Its:	EVP

Date:	August 4, 2006
SUBLESSOR:
CYTOKINETICS, INC.

By	/s/ Robert I. Blum

Name Printed:	Robert I. Blum

Its:	President

Date:	August 4, 2006

Confidential

EXHIBIT A
Sublease
[Attached]

SUBLEASE
     This Sublease (“Sublease”), dated November 23rd, 2005 for reference purposes only, is entered into by and between Millennium Pharmaceuticals, Inc. a Delaware corporation (“Sublandlord”), and Cytokinetics, Incorporated, a Delaware corporation (“Subtenant”).
Recitals
     A. Sublandlord, as successor in interest to COR Therapeutics, Inc., leases certain premises (the “Master Premises”) consisting of approximately 136,242 rentable square feet in four buildings in South San Francisco, California more particularly described as (i) the one-story building commonly known as 256 East Grand Avenue, (ii) the two-story building commonly know as 260 East Grand Avenue, (iii) Suites 20, 26, 35, 45, 50 and 70 in the one-story building commonly known as 250 East Grand Avenue, and (iv) the westerly portion of the two-story building commonly known as 270 East Grand Avenue, all in the project known as Britannia Pointe Grand (and described in the Master Lease as the “Center”), pursuant to a certain Lease, dated as of July 1, 2001 between Britannia Pointe Grand Limited Partnership, as Landlord (the “Master Landlord”), and Sublandlord’s predecessor in interest, COR Therapeutics, Inc., as tenant, a copy of which is attached hereto as Exhibit A (the “Master Lease”). Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.
     Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Master Premises consisting of the entire building located at 256 E. Grand Avenue (the “Building”) containing approximately 31,392 rentable square feet of office and laboratory as shown on the layout attached at Exhibit B hereto (the “Sublease Premises”) upon the terms and conditions provided for herein.
     Now, Therefore, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:
Agreement
     1. Sublease Premises; Service Yard; FF&E License And Deemed Transfer. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises. If Master Landlord grants its consent thereto, Subtenant may, at its sole cost and expense, construct barriers, in a location to be agreed upon by both Master Landlord and Sublandlord, to create an exterior service yard (the “Service Yard”). Subtenant shall comply with all the terms of this Sublease and Master Lease relevant to the construction of such Service Yard. In addition to subleasing the Sublease Premises to Subtenant, Sublandlord also grants to Subtenant a license to use Sublandlord’s furniture, fixtures and equipment located within the Sublease Premises (“FF&E”), a list of which is attached hereto as Exhibit C. Subtenant shall accept the FF&E in their current condition AS IS and WITH ALL FAULTS without any representation or warranty by Sublandlord. The license to use the FF&E shall run concurrently with and be irrevocable until termination of this Sublease. Subtenant’s insurance as required under the Sublease shall cover the FF&E for its full replacement value, and Subtenant shall maintain the FF&E in good condition during the term hereof. Upon expiration of the Term of this Sublease, title to that portion of the FF&E listed in Section II of Exhibit C (the “Furniture”) that is not purchased by Landlord pursuant to Section 9.2(g) of the Master Lease shall be deemed transferred to Subtenant and Subtenant shall be solely responsible for removing it from the Sublease Premises.
     2. Term. The term of this Sublease (the “Term”) shall commence on the later of: (a) November 15, 2005, or (b) the date Sublandlord obtains the consent of Master Landlord (the “Commencement Date”), and shall expire, unless sooner terminated pursuant to any provision hereof, on June 30, 2011 (the “Expiration Date”).
     3. Possession. If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant.
     4. Rent. Commencing on March 1, 2006 (the “Rent Commencement Date”) and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:
     4.1 Base Rent. Beginning on the Rent Commencement Date, Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) as follows:

Commencement Date – 2/28/06:	$0.00 NNN
3/1/06– 2/28/07:	$47,250.00 NNN per month
3/1/07 – 2/29/08:	$72,829.44 NNN per month
3/1/08 – 2/28/09:	$75,014.32 NNN per month
3/1/09 – 2/2810:	$77,264.75 NNN per month
3/1/10 – 2/2811:	$79,582.70 NNN per month
3/1/11 – 6/30/11:	$81,970.18 NNN per month
     4.2 N/A
     4.3 Additional Rent; Subtenant’s Proportionate Share. Subtenant’s Proportionate Share shall be calculated by dividing the square footage of the Sublease Premises by the square footage of the Master Premises, and as of the Commencement Date, Subtenant’s Proportionate Share shall be 23%. In addition to Base Rent, commencing on February 1, 2006 Subtenant shall also pay to Sublandlord its Proportionate Share of all Operating Expenses (as the term “Operating Expenses” is defined in the Master Lease) and all other costs payable by Sublandlord under the Master Lease (“Additional Rent”). Additional Rent shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord. This Section 4.3 sets forth the full extent of Subtenant’s responsibility with respect to any Operating Expenses.

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     4.4 Direct Costs. Subtenant shall further pay to Sublandlord as Additional Rent any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord, including, but not limited to, utilities, personal property taxes and real property taxes.
     4.5 Exclusions. Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due to Subtenant’s breach of any provision of the Master Lease, (B) due to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.
     4.6 Payment of Rent. If the Rent Commencement Date does not fall on the first day of a calendar month, Base Rent for the first month for which Base Rent is due shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 14 below.
     4.7 Late Charge. If Subtenant fails to pay any rental or other amounts due to Sublandlord hereunder before the fifth (5th) day after such amounts are due, such unpaid amount shall bear interest for the benefit of Sublandlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum permitted by law, from the date due until the date of payment. In addition to such interest, Subtenant shall pay to Sublandlord a late charge in an amount equal to six (6%) percent of the delinquent amount not paid to Sublandlord within five days of the date such amounts are due. Subtenant acknowledges that the late payments of rental or other amounts due from Subtenant to Sublandlord will cause Sublandlord to incur costs not contemplated by this Sublease, including, without limitation, late fees, interest, processing and accounting charges which may be imposed on Sublandlord by the terms of the Master Lease. Subtenant further acknowledges that is it extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section represents a fair and reasonable estimate thereof. Acceptance of any late charge by Sublandlord shall not constitute a waiver of Subtenant’s default with respect to overdue Rent or other amounts, nor shall such acceptance prevent Sublandlord from exercising any other rights and remedies available to it. Acceptance of Rent or other payments by Sublandlord shall not constitute a waiver of late charge or interest accrued with respect to such Rent or other payments or any prior installments thereof, nor of any other default by Subtenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of Rent or other payments. The foregoing late charge and interest shall be in lieu of and not in addition to any late charge and interest payable pursuant to the terms of the Master Lease.
     4.8 Payment of First Month’s Rent Upon Execution. Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Forty Seven Thousand Two Hundred Fifty Dollars ($47,250.00), representing the Base Rent for the first month following the Rent Commencement Date. In the event that Sublandlord has not secured the consent of Master Landlord to this Sublease within thirty (30) days following mutual execution hereof, then Subtenant shall have the right to terminate this Sublease by delivery of written notice thereof to Sublandlord, in which event Sublandlord shall restore all such sums to Subtenant within ten (10) days following delivery of such notice of termination.

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     5. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Ninety Five Thousand Dollars ($95,000,00) as a security deposit (“Security Deposit”), in cash or, at Subtenant’s option, in the form of a letter of credit as more specifically described in Section 5.1 below. Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.
     5.1 Letter of Credit. At Subtenant’s option, upon execution of this Sublease, it may post the Security Deposit in the form of an unconditional, clean, irrevocable, standby letter of credit (the "Letter of Credit”), payable on sight with the bearer’s draft in the initial amount of Ninety Five Thousand Dollars ($95,000,00) (the “Initial Amount”) issued by and drawn on an institution acceptable to Sublandlord (the “Issuing Bank”). The Letter of Credit shall permit partial drawings and shall state that it shall be payable against sight drafts presented by Sublandlord, accompanied by Sublandlord’s sworn statement that a default by Subtenant under this Sublease exists and is continuing beyond the applicable cure period under this Sublease (including, without limitation, the Subtenant becoming insolvent as set forth in Section 16.1(h) of the Master Lease), and that said drawing is in accordance with the terms and conditions of this Sublease. No other document or certification from Sublandlord shall be required to negotiate the Letter of Credit. Sublandlord may designate any bank as Sublandlord’s advising bank for collection purposes and any sight drafts for the collection of the Letter of Credit may be presented by the advising bank on Sublandlord’s behalf.
The Letter of Credit shall be for an initial term of at least one (1) year and shall be acceptable to Sublandlord, in its reasonable discretion, in both form and substance. The Letter of Credit shall be automatically renewed, without amendment (except as hereinafter provided), for continuing consecutive one (1) year (or longer) periods unless, at least thirty (30) days prior to any such date of expiration, the issuer gives written notice to Sublandlord that the Letter of Credit will not be renewed, in which case Sublandlord shall be entitled to draw the full amount of the Letter of Credit. The Letter of Credit shall not expire until at least the date which is thirty (30) days after the scheduled expiration date or earlier termination of this Sublease.
Upon a default by Subtenant beyond the applicable cure period under this Sublease, Sublandlord shall be entitled to draw against the Letter of Credit in the amount of the delinquent Rent or delinquent amount, expense, loss or damage that Sublandlord may suffer because of Subtenant’s default. Upon Subtenant’s insolvency (as defined in Section 16.1(h) of the Master Lease),

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Sublandlord shall be entitled to draw against the entire amount of the Letter of Credit and any excess amounts shall be held by Sublandlord as collateral for Sublease obligations. Sublandlord shall not be required to exhaust its remedies against Subtenant before having recourse to the Letter of Credit or to any other form of collateral held by Sublandlord or to any other remedy available to Sublandlord at law or in equity.
The beneficiary designation in the Letter of Credit shall include Sublandlord and Sublandlord’s “successors and/or assigns as their interests may appear” and the Letter of Credit shall be assignable and shall include the Issuing Bank’s acknowledgment and agreement that the Letter of Credit is assignable.
     6. Assignment And Subletting. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord’s consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord under the terms of the Master Lease. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be paid divided equally between Sublandlord and Master Landlord, after payment to Master Landlord of any amount required to be paid under the Master Lease and payment of the expenses of subletting, including but not limited to real estate commissions, attorneys fees, and costs incurred in connection with tenant improvements required to effectuate the sublease. Notwithstanding anything to the contrary contained in this Sublease, so long as the net worth of the Subtenant following the transfer is no less than that of the Subtenant immediately prior to the transaction or on the date of this Sublease, whichever is greater, Subtenant may assign this Sublease or sublet the Sublease Premises without Sublandlord’s consent (but with the consent of the Master Landlord), to any entity which controls, is controlled by, or is under common control with Subtenant; to any entity which results from a merger of, reorganization of, or consolidation with Subtenant; or to any entity which acquires substantially all of the stock or assets of Subtenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”).
     7. Condition Of Sublease Premises. Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy.
     8. Use. Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Center or violate the provisions of the Master Lease. Subtenant

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acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required. Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises. Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Sublease Premises and/or its use and handling of animals shall be in accordance with: (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Sublease Premises; and (c) all policies and procedures Sublandlord has reasonably promulgated respecting such Sublease Premises. In the event of any disagreement concerning the interpretation of such licenses, permits, policies and/or procedures, the determination of the employee of Sublandlord charged with ensuring compliance with such licenses, permits, policies and/or procedures shall be controlling.
     9. Parking; Signage. Subtenant shall have Subtenant’s Proportionate Share of such parking rights as Sublandlord may have in connection with the Sublease Premises pursuant to the Master Lease. Subtenant shall have signage rights pursuant to Section 9.5 of the Master Lease, which is incorporated by reference by Section 11 below.
     10. Subtenant’s Property. The term “Subtenant’s Property” shall mean all of the following items, to the extent brought onto the Sublease Premises on or after the Commencement Date by Subtenant: (i) movable personal property, office furniture and/or modular office furniture systems, movable equipment and trade fixtures; (ii) lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework, but excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such laboratory casework and/or built-in fume hoods; (iii) compressors, excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such compressors; (iv) vacuum pumps, excluding plumbing, electrical wiring, and other similar systems associated with any of such vacuum pumps; (v) water purification systems and/or deionized water systems, excluding plumbing, electrical wiring and other similar systems associated with any of such water purification or deionized water systems; (vi) auxiliary generators and transfer switches; (vii) telephone systems and desk sets, excluding wiring and jacks; (viii)( computer network systems, excluding wiring and jacks; (ix) security systems, excluding wiring and jacks; (x) cage and rack washers; (xi) glassware washers; (xiii) autoclaves; (xiii) animal water systems, excluding plumbing, electrical wiring and other similar systems associated with such animal water system; (xiv) freestanding coldrooms; and (xv) movable fume hoods. Under no circumstances shall anything in this Sublease be construed to mean that any items which either belong to the Master Landlord pursuant to the terms of the Master Lease or are subject to the Master Landlord’s right to purchase pursuant to Section 9.2(b) of the Master Lease be deemed to be included in the definition of “Subtenant’s Property” unless and until Master Landlord either waives its purchase option pursuant to Section 9.2(g) of the Master Lease or directs the Subtenant to remove such items. Subtenant shall have the right to remove at the termination or expiration of this Sublease any or all of Subtenant’s Property, provided that Subtenant promptly repairs any damage caused by its removal. Further, subject to the express written consent of the Master Landlord (which consent shall be adequately reflected by Master Landlord’s consent to this Sublease), Subtenant shall also have the right to use Subtenant’s Property as security for third-party financing during the term of this Sublease, and Sublandlord agrees to cooperate in all reasonable respects with any

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such third-party financing sought by Subtenant against the security of Subtenant’s Property, including recognition by Sublandlord of the lender’s rights, subject to reasonable conditions, to foreclose upon and remove Subtenant’s Property upon a default by Subtenant under such financing.
     11. Incorporation Of Master Lease.
     11.1 Incorporated Provisions. As between Sublandlord and Subtenant, except as provided in Sections 11.2 and 11.3 below, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the term “Landlord” in the Master Lease, the Subtenant being substituted for the term “Tenant” in the Master Lease, provided, however, that the term “Landlord” in the following sections of the Master Lease shall mean (i) Master Landlord, not Sublandlord: Section 1.2, 9.2 (first full paragraph), 9.2(a), 10, 12.1(d), 17.1, 17.4 and 17.5 and (ii) both Master Landlord and Sublandlord: Section 9.3. It is further understood that where reference is made in the Master Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease. The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Anything in the Master Lease to the contrary notwithstanding, the liability of Sublandlord for its obligations under this Sublease is limited solely to Sublandlord’s interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublandlord or against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.
     11.2 Excluded Provisions. As between Sublandlord and Subtenant, the following Paragraphs of the Master Lease are not incorporated herein: Sections 1.1(a), 1.3, 2.1, 2.3, 2.6, Article 3, 9.2(b), 9.2(c), 9.2(d), 9.2(e), 9.2(f), 9.2 (g), 13, 15.1, 15.2, 18.1, 19.11, 19.15 and 19.16, and Exhibit C.
     11.3 Compliance With Master Lease. Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Sublease Premises under the Master Lease, except as otherwise provided herein. However, the obligation to pay Rent and Additional Rent to Master Landlord under the Master Lease shall be considered performed by Subtenant to the extent and in the amount Rent and Additional Rent are paid to Sublandlord in accordance with Section 4 of this Sublease. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Master Premises as set forth therein.
     11.4 Status of Master Lease. As of the date hereof, Sublandlord represents and warrants to Subtenant that, to the best of Sublandlord’s knowledge, the Master Lease is in full

7

force and effect and Sublandlord has neither given nor received a currently effective notice of default under the Master Lease.
     11.5 Termination. If the Master Lease terminates pursuant to any unilateral right granted to the Master Landlord or as a result of Sublandlord exercising any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the Building or Center of which the Master Premises are a part, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease. However, if the Master Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination.
     11.6 Sublandlord’s Failure to Cure. Except in circumstances where a termination of the Master Lease is permitted under Section 11.5 above, Sublandlord shall take all actions necessary to maintain the Master Lease in good standing and effect, and shall promptly cure any default thereunder. If Sublandlord fails to cure any default by Sublandlord in the performance of its obligations, covenants and agreements under this Sublease Agreement, including without limitation Sublandlord’s obligation to perform its obligations under the Master Lease, either within five (5) days in the case of a Rent payment default under the Master Lease, or within thirty (30) days after written notice of such default from Subtenant or Master Landlord in the case of other defaults (unless in the case of a default the cure for which reasonably takes more than 30 days, Sublandlord commences the cure within such 30 day period and diligently prosecutes such cure to completion), Subtenant shall have the right, but not the obligation, to cure any such default and to thereafter be reimbursed by Sublandlord for the reasonable costs incurred in effecting such cure and by reason of such default by Sublandlord.
     12. Insurance. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease as they relate to the Sublease Premises. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.
     13. Default. In addition to defaults described in the Master Lease (which provisions are incorporated by reference in Section 11 above), failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder. If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims to the extent relating to such default.
     14. Notices. As between Sublandlord and Subtenant, the addresses specified in the Master Lease for receipt of notices to Sublandlord is deleted and for the purposes of this Sublease, notices to the parties shall be delivered at the following addresses and in accordance with the provisions of Section 19.1 of the Master Lease:

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To Sublandlord at:	Millennium Pharmaceuticals, Inc. 40 Landsdowne Cambridge, Massachusetts 02139 Attn: Kenneth Doyle

To Subtenant at:	Cytokinetics, Inc. 280 East Grand Avenue South San Francisco, CA 94080 Attn: Sharon Surrey-Barbari

After Commencement Date:	Same as above
     15. Sublandlord’s Obligations. To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises, the Master Premises or Building is the responsibility of Master Landlord (collectively “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. As between Sublandlord and Subtenant, it is expressly understood that the services and repairs which are incorporated herein by reference, will in fact be furnished by Master Landlord and not by Sublandlord. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.
     16. Early Termination Of Master Lease. Sublandlord shall not amend or otherwise modify the Master Lease in a manner that would adversely affect the Sublease Premises, Subtenant’s use or occupancy thereof (or its use of the Common Areas), or Sublandlord’s or Subtenant’s rights or obligations under this Sublease Agreement, except that to the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease due to casualty or condemnation, Sublandlord may exercise such rights during the Term of this Sublease in its sole discretion. Notwithstanding the foregoing, Sublandlord may terminate the Master Lease for reasons other than casualty or condemnation provided that Sublandlord delivers to Subtenant a nondisturbance agreement in form reasonably acceptable to Subtenant and executed by Master Landlord or an assignment of Sublandlord’s interest as Sublandlord under this Sublease pursuant to which Master Landlord assumes all obligations of Sublandlord hereunder. If the Master Lease should terminate prior to the expiration of this Sublease for any reason, Sublandlord shall have no liability to Subtenant on account of such termination, except as expressly set forth in Section 11.5 above.

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     17. Consent Of Master Landlord And Sublandlord. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.
     18. Indemnity. Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively “Claims”) which may be brought or made against Sublandlord or Master Landlord or which Sublandlord or Master Landlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Master Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.
     19. Brokers . Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except BT Commercial, representing Subtenant, and CB Richard Ellis, representing Sublandlord (the “Brokers”). Pursuant to a separate agreement, Sublandlord shall pay the brokerage commission due to the Brokers in connection with this Sublease. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing covenant, representation and warranty.
     20. Surrender Of Sublease Premises. As between Sublandlord and Subtenant, in lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted. In addition, Subtenant shall remove any alterations, additions and improvements constructed by Subtenant which Master Landlord has indicated, pursuant to Section 9.1 of the Master Lease, are required to be removed, prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense. Subtenant shall have no obligation to remove any alterations, additions and improvements constructed prior to the date of this Sublease.
     21. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.
     22. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

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     23. Damage And Destruction.
          23.1 Termination of Master Lease. If the Sublease Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty. If as a result of damage or destruction of the Sublease Premises, the time estimated to restore the Sublease Premises exceeds one year, Subtenant and Sublandlord shall each have the right to terminate this Sublease on written notice to the other given within thirty (30) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.
          23.2 Continuation of Sublease. If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in Section 23.1 above, this Sublease shall remain in full force and effect, and Rent shall be abated in proportion to the extent to which such damage or destruction impairs Subtenant’s use of or access to the Sublease Premises.
     24. Eminent Domain. If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by either party, and Base Monthly Rent shall be adjusted to the date of termination.
     In Witness Whereof, the parties have executed this Sublease as of the date first written above.

Sublandlord:
Millennium Pharmaceuticals, Inc. a Delaware corporation
By: /s/ Marsha H. Fanucci

Name: Marsha H. Fanucci

Title: Chief Financial Officer

And By: /s/ Mark Hernon

Name: Mark Hernon

Title: VP-IT and Operations

Subtenant:
Cytokinetics, Incorporated, a Delaware corporation
By: /s/ James H. Sabry

Name: James H. Sabry, M.D., Ph.D.
Title: President and Chief Executive Officer
And By: /s/ Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and
Chief Financial Officer

11

CONSENT OF MASTER LANDLORD
     BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Master Landlord”), as landlord under the Lease dated as of July 1, 2001 (the “Master Lease”) with COR THERAPEUTICS, INC., a Delaware corporation (“Tenant”) as tenant, covering premises which include the building commonly known as 256 East Grand Avenue, South San Francisco, California (the “Building”), consents to the proposed Sublease dated November 23rd, 2005 (the “Sublease”) between MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation and the successor in interest to Tenant under the Master Lease (“Sublandlord”) as sublandlord and CYTOKINETICS, INCORPORATED, a Delaware corporation (“Subtenant”) as subtenant, covering the entire Building as more particularly set forth in the Sublease (the “Sublease Premises”), and to all of the terms and conditions contained therein (except as otherwise expressly noted herein), subject to the following:
     1. Nothing contained in the Sublease (including, but not limited to, the incorporation into the Sublease, pursuant to Section 11.1 of the Sublease, of certain provisions of the Master Lease and the substitution of the words “Master Landlord” or “Master Landlord and Sublandlord” for the term “Landlord” with respect to some of those incorporated provisions) shall be construed to amend the Master Lease, nor to limit or impair in any way Master Landlord’s rights and remedies thereunder, nor to impose any obligations or liabilities on Master Landlord, nor to create any direct contractual or other relationship between Master Landlord and Subtenant, any direct obligation or liability of Master Landlord to Subtenant or any direct right or remedy of Subtenant against Master Landlord, in each instance except to the extent (if any) expressly set forth in this Consent. Without limiting the generality of the foregoing, (a) this consent shall not constitute an approval or acceptance of any term or provision of the Sublease that conflicts with or is inconsistent with any provision of the Master Lease, except to the extent (if any) expressly set forth in this Consent; and (b) Master Landlord expressly consents to Subtenant’s right to use Subtenant’s Property (as defined in the Sublease) as security for third-party financing during the term of the Sublease, as set forth in the final sentence of Section 10 of the Sublease.
     2. To the extent Master Landlord’s consent or approval is required under the Master Lease or otherwise, Master Landlord is not hereby consenting to or approving, or waiving its right of consent or approval with respect to, (i) any alternations or repairs to be undertaken by either Tenant or Subtenant in the Building pursuant to or in connection with the Sublease (any required approval of any such alterations or repairs, including (but not limited to) the construction of a Service Yard as contemplated in the second sentence of Section 1 of the Sublease, will be considered only upon receipt of a formal request accompanied by appropriate drawings, a detailed work specification and such other information as Master Landlord may reasonably request under the terms of the Master Lease); (ii) any further subleasing by Subtenant of space in the Building, or any other further subleasing by Tenant of any portion of the premises covered by the Master lease; (iii) any use of hazardous, radioactive or toxic materials in the Building, except in compliance with all applicable provisions of the Master Lease and with Master Landlord’s express written consent (in response to a specific request) to the extent required under the Master Lease; or (iv) any signage on or about the Building that may be requested by or on behalf of Subtenant (in which regard, Master Landlord expressly does not consent to or approve the second sentence of Section 9 of the Sublease, and hereby advises

Sublandlord and Subtenant that any required approval of any signage requested by or on behalf of Subtenant, including but not limited to any replacement of existing signage, will be considered only upon receipt of a formal request accompanied by appropriate drawings and specifications and such other information as Master Landlord may reasonably request under the terms of the Master Lease).
     3. Without limiting the generality of the foregoing, (a) the third sentence of Section 15 of the Sublease shall not be construed as creating any direct obligation or liability of Master Landlord to Subtenant or any direct right or remedy of Subtenant against Master Landlord; and (b) the second sentence of Section 16 of the Sublease shall not be construed as imposing any obligation on Master Landlord to execute and deliver any nondisturbance agreement or any assumption of Sublandlord’s obligations as described in such sentence, and Master Landlord may exercise its sole and absolute discretion in responding to any request by the parties for any such execution and delivery.
     4. All use of parking space by Subtenant pursuant to the Sublease shall be on a nonexclusive basis and shall be subject to all parking-related provisions in the Master Lease, and Master Landlord is not hereby consenting to any designation or reservation of specific parking spaces on the subject property for use by Subtenant.
     5. Master Landlord acknowledges and agrees that the waiver of subrogation contained in Section 12.4 of the Master Lease shall apply as between Master Landlord and Subtenant, and Subtenant by its signature below likewise agrees that the waiver of subrogation contained in Section 12.4 of the Master Lease shall apply as between Master Landlord and Subtenant. In addition, Subtenant by its signature below agrees that the terms of the last sentence of Section 10.2(c) of the Master Lease shall apply as between Master Landlord and Subtenant, as well as between Sublandlord and Subtenant.
     6. Master Landlord shall not incur or be subject to any liability for any brokerage commissions in connection with the Sublease.
     7. This Consent is conditional upon, and shall become effective only upon, Master Landlord’s receipt of (a) copy of this Consent signed by Subtenant and Tenant, and (b) a copy of the complete executed Sublease, including all exhibits referenced therein, in the form approved by Master Landlord.
[rest of page intentionally left blank]

     IN WITNESS WHEREOF, Master Landlord has executed this Consent as of the date set forth below (subject to the conditions set forth in such Consent), and Subtenant and Tenant have executed this Consent to evidence their acceptance of and agreement to the conditions set forth in this Consent.
Master Landlord:
BRITANNIA POINTE GRAND LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:	Slough Pointe Grand Incorporated, a
Delaware corporation, General Partner

By:	/s/ Jonathan M. Bergschneider

Jonathan M. Bergschneider Vice President
Date: November 28, 2005

Subtenant:
CYTOKINETICS, INCORPORATED, a
Delaware corporation

By: /s/ Sharon Surry Barbari
Its:  Senior Vice President,
       Finance and Chief Financial Officer
Date: November 23, 2005
Tenant:
MILLENIUM PHARMAEUTICALS,Tenant
INC., a Delaware corporation and successor-
in-interest to COR THERAPEUTICS, INC., a
Delaware corporation, under the Master Lease

By: /s/ Marsha H. Fanucci
Its:  CFO

Date: November 29, 2005

EXHIBIT A
Master Lease

13

LEASE

Landlord:	Britannia Pointe Grand Limited Partnership

Tenant:	COR Therapeutics, Inc.

Date:	July 1, 2001
TABLE OF CONTENTS

1. PROPERTY	1
1.1 Lease of Premises and Phase I Property; Existing Lease	1
1.2 Landlord’s Reserved Rights	1
1.3 First Refusal Right	2

2. TERM	3
2.1 Term	3
2.2 [Omitted.]	3
2.3 Condition of Premises; Tenant Improvements	3
(a) “As Is” Condition	3
(b) New Mezzanine Area	4
(c) New Lobby Area	4
2.4 [Omitted.]	5
2.5 Holding Over	5
2.6 Option To Extend Term	5

3. RENTAL	6
3.1 Minimum Rental	6
(a) Rental Amounts	6
(b) Rental Adjustment Due to Change in Square Footage	6
(c) Rental Amounts During First Extended Term	7
(d) Rental Amounts During Second Extended Term	7
3.2 Late Charge	8

4. [Omitted.]	8

5. [Omitted.]	8

6. TAXES	8
6.1 Personal Property	8
6.2 Real Property	8

7. OPERATING EXPENSES	9
7.1 Payment of Operating Expenses	9
7.2 Definition Of Operating Expenses	10
7.3 Determination Of Operating Expenses	12
7.4 Final Accounting For Lease Year	12
7.5 Proration	13

8. UTILITIES	13
8.1 Payment	13
8.2 Interruption	13

9. ALTERATIONS; SIGNS	13
9.1 Right To Make Alterations	13
9.2 Title To Alterations	14
(a) Landlord’s Property	14
(b) Tenant’s Property	14
(c) Removal of Tenant’s Property at End of Term	14
(d) Items Located in Premises Outside the Phase I Property	15
(e) Tenant’s Rights to Modify, Etc. and Remove Tenant’s Property	15
(f) Tenant’s Right to Encumber Tenant’s Property	15
(g) Landlord’s Purchase Option	15
9.3 Tenant Fixtures	15
9.4 No Liens	16
9.5 Signs	16

10. MAINTENANCE AND REPAIRS	16
10.1 Landlord’s Work	16
10.2 Tenant’s Obligation For Maintenance	17
(a) Good Order, Condition And Repair	17
(b) Landlord’s Remedy	17
(c) Condition Upon Surrender	17

11. USE OF PREMISES	18
11.1 Permitted Use	18
11.2 [Omitted.]	18
11.3 No Nuisance	18
11.4 Compliance With Laws	18
11.5 Liquidation Sales	18
11.6 Environmental Matters	19

12. INSURANCE AND INDEMNITY	22
12.1 Insurance	22
12.2 Quality Of Policies And Certificates	23
12.3 Workers’ Compensation	24
12.4 Waiver Of Subrogation	24
12.5 Increase In Premiums	24
12.6 Indemnification	24
12.7 Blanket Policy	25

13. SUBLEASE AND ASSIGNMENT	25
13.1 Assignment of Lease and Sublease of Premises	25
13.2 Rights Of Landlord	26

14. RIGHT OF ENTRY AND QUIET ENJOYMENT	26
14.1 Right Of Entry	26
14.2 Quiet Enjoyment	27

15. CASUALTY AND TAKING	27
15.1 Damage or Destruction	27
15.2 Condemnation	28
15.3 Reservation Of Compensation	29
15.4 Restoration Of Improvements	30

16. DEFAULT	30
16.1 Events Of Default	30
(a) [Omitted.]	30
(b) Nonpayment	30
(c) Other Obligations	30
(d) General Assignment	30

- ii -

(e) Bankruptcy	30
(f) Receivership	31
(g) Attachment	31
(h) Insolvency	31
16.2 Remedies Upon Tenant’s Default	31
16.3 Remedies Cumulative	32

17. SUBORDINATION, ATTORNMENT AND SALE	32
17.1 Subordination To Mortgage	32
17.2 Sale Of Landlord’s Interest	33
17.3 Estoppel Certificates	33
17.4 Subordination to CC&R’s	33
17.5 Mortgagee Protection	33

18. SECURITY	34
18.1 Deposit	34

19. MISCELLANEOUS	34
19.1 Notices	34
19.2 Successors And Assigns	35
19.3 No Waiver	35
19.4 Severability	35
19.5 Litigation Between Parties	35
19.6 Surrender	35
19.7 Interpretation	36
19.8 Entire Agreement	36
19.9 Governing Law	36
19.10 No Partnership	36
19.11 Financial Information	36
19.12 Costs	37
19.13 Time	37
19.14 Rules And Regulations	37
19.15 Brokers	37
19.16 Memorandum Of Lease	37
19.17 Corporate Authority	37
19.18 Execution and Delivery	37
19.19 Survival	37
19.20 Parking	37
EXHIBITS

EXHIBIT A	Real Property Description

EXHIBIT A-1	Phase I Property (Plan)

EXHIBIT B	Site Plan

EXHIBIT C	Future Entrance Lobby

- iii -

LEASE
     THIS LEASE (“Lease”) is made and entered into as of July 1, 2001, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and COR THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
THE PARTIES AGREE AS FOLLOWS:
1. PROPERTY
1.1 Lease of Premises and Phase I Property; Existing Lease.
          (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the following office and laboratory premises (hereinafter collectively called the “Premises”) which consist of approximately 136,242 square feet and are located on the real property described as the “Phase I Property” in Exhibit A attached hereto and depicted as such in Exhibit A-1 attached hereto (the “Phase I Property”) in South San Francisco, California: (i) the one-story building commonly known as 256 East Grand Avenue; (ii) the two-story building commonly known as 260 East Grand Avenue; (iii) Suites 20, 26, 35, 45, 50 and 70 in the one-story building commonly known as 250 East Grand Avenue; and (iv) the westerly portion of the two-story building commonly known as 270 East Grand Avenue. The Phase I Property is part of the office and research and development center commonly known as Britannia Pointe Grand Business Park located at East Grand Avenue and Harbor Way in the City of South San Francisco, County of San Mateo, State of California on the real property which is more particularly described as the “Center” in Exhibit A attached hereto (the “Center”). The location of the Premises in the Center is depicted on the site plan attached hereto as Exhibit B (the “Site Plan”). The Premises and other improvements presently existing on the Phase I Property are sometimes referred to collectively herein as the “Phase I Improvements.” The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now or hereafter existing from time to time in the Center, as depicted in Exhibit A-1 and in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Common Areas.” Tenant already occupies the entire Premises pursuant to a Standard Form Industrial Net Lease dated as of September 23, 1988 between NC Land Associates Limited Partnership, a Delaware limited partnership, and COR Therapeutics, Inc., a California corporation, as amended from time to time (the “Existing Lease”). Effective July 1, 2001, this Lease supersedes the Existing Lease for all purposes, Tenant’s continuing occupancy of the Premises shall be governed solely by the provisions of this Lease, and the Existing Lease shall be of no further force or effect, except that the rights and obligations of Landlord and Tenant with respect to the Premises for periods prior to July 1, 2001 shall continue to be governed by the Existing Lease.
          (b) As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.l(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.
     1.2 Landlord’s Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to relocate parking spaces in the Center and in the Common Areas, provided that except on a temporary basis to the extent permitted under clause (ii) of this sentence, (A) Landlord shall not materially decrease the number of such parking spaces in areas of the Phase I Property generally adjacent to the Premises as shown on Exhibit A-1 and on the Site Plan, and (B) Landlord shall not permit the ratio of parking spaces in the Center to fall below 3.0 spaces for each 1,000 square feet of space in the various buildings existing from time to time in the Center (except to the extent, if any, that such ratio may fall below 3.0 spaces per 1,000 square feet by an amount solely reflecting the creation of additional square footage in the Center, without additional parking and subject to receipt of any required governmental variances or approvals, by reason of the construction of the mezzanine area contemplated in Section 2.3(b) and/or the new lobby area contemplated in Section 2.3(c)); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Premises remain available; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center (including, but not limited to, construction of site improvements, buildings and Common Area improvements on portions of the Center and/or on adjacent properties owned by Landlord from time to time); (iv) to build in areas adjacent to the Center and to add such areas to the Center or operate such areas, for maintenance, access, parking and other purposes, on an integrated basis with the Phase I Property and/or the Center; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof or to any adjacent properties owned by Landlord from time to time; and (vi) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord’s exercise of its rights hereunder shall not cause any material diminution of Tenant’s rights, nor any material increase of Tenant’s obligations, under this Lease or with respect to the Phase I Improvements.
     1.3 First Refusal Right.
          (a) For purposes of this Section 1.3, the term “First Refusal Space” shall mean, as the context may require, any one or more of the following four spaces individually or all four of such spaces collectively: (i) the space of approximately 10,462 square feet commonly known as 250 East Grand Avenue, Suite 65 and presently occupied by Farmers Insurance; (ii) the space of approximately 6,489 square feet commonly known as 250 East Grand Avenue, Suite 90 and presently occupied by Gryphon Sciences; (iii) the space of approximately 24,725 presently occupied by ViroLogic, Inc. on the easterly end of the building commonly known as 270 East Grand Avenue; and (iv) the building commonly known as 280 East Grand Avenue, presently occupied by Cytokinetics, Inc., and containing approximately 50,195 square feet (the “280 East Grand Building”). The four spaces constituting the First Refusal Space are designated as such on the Site Plan.
          (b) Landlord shall not lease all or any portion of the First Refusal Space at any time during the term of this Lease (including any duly elected extension terms) except in compliance with the procedure set forth in Section 1.3(c) hereof; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default (beyond any applicable cure periods) under this Lease; provided further, that the foregoing restriction shall not apply to any renewal or extension options duly elected by the applicable tenant or any successor tenant pursuant to a contractual renewal or extension option set forth in the lease documents governing the respective portions of the First Refusal Space on the date of this Lease, but such restriction shall apply to any future lease amendments or grants of renewal or extension rights with respect to any portion of the First Refusal Space that would have the effect of either extending the term of any existing occupancy of any portion of the First Refusal Space beyond the term presently specified in the lease documents governing such portion, or granting renewal or extension rights beyond those presently set forth in the applicable lease documents with respect to any portion of the First Refusal Space; and provided further, that the foregoing restriction shall not apply to any leasing, subleasing or other occupancy by Raven Pharmaceuticals, Inc. of all or any portion of the space described in clause (iii) of Section 1.3(a), whether pursuant to the sublease presently in effect between ViroLogic, Inc. and Raven Pharmaceuticals, Inc. or otherwise, provided that such leasing, subleasing or other occupancy by Raven Pharmaceuticals, Inc. shall not in any event be authorized to extend beyond June 30, 2003.
          (c) If Landlord intends during the term of this Lease (including any duly elected extension terms) to lease all or any portion of the First Refusal Space, and if Tenant is not then in default (beyond any applicable cure periods) under this Lease, then Landlord shall give to Tenant written notice of such intention (the “Offer Notice”), specifying the material terms on which Landlord proposes to lease the First Refusal Space or applicable portion thereof (the “Offered Space”) and offering to Tenant the opportunity to lease the Offered Space on the terms specified in the Offer Notice. The time period within which Tenant is entitled to accept such offer by written notice to Landlord (the “Offer Period”), measured from the date of Tenant’s receipt of the Offer Notice, shall be ten (10) business days, except that if the Offered Space is all or substantially all of the 280 East Grand Building, then the Offer Period shall be thirty (30) days unless Tenant has previously received and failed to accept an Offer Notice with respect to such Offered Space in the 280 East Grand Building and Landlord is thereafter, within one hundred eighty (180) days after expiration of the Offer Period for such prior Offer Notice, coming back to Tenant with a further Offer Notice reflecting terms more favorable to the lessee than the terms offered in the prior Offer Notice, in which event the Offer Period for such further Offer Notice shall be ten (10) business days. Upon timely acceptance of an Offer Notice by Tenant, the Offered Space shall be leased to Tenant on the terms set forth in the Offer Notice and on the additional terms and provisions set forth herein (except to the extent inconsistent with the terms set forth in the Offer Notice) and the parties shall promptly execute an amendment to this Lease adding the Offered Space to the Premises and making any appropriate amendments to provisions of this Lease to reflect different rent and other obligations applicable to the Offered Space under the terms of the Offer Notice. If Tenant does not accept Landlord’s offer within the allotted time, Landlord shall thereafter have the right to lease the Offered Space to a third party at any time within one hundred eighty (180) days after the expiration of the Offer Period, at a minimum rental and on other terms and conditions not more favorable to the lessee than the minimum rental and other terms offered to Tenant in the Offer Notice. If Landlord does not thereafter lease the Offered Space to a third party within one hundred eighty (180) days as contemplated in the preceding sentence, or if Landlord does lease the Offered Space to a third party within such 180-day period but the Offered Space thereafter again becomes available during the term of this Lease (including any duly elected extension terms), then in either such event Landlord shall be required to comply again with the provisions of this Section 1.3 prior to any further leasing of the Offered Space.
2. TERM
     2.1 Term. The term of this Lease shall commence on July 1, 2001 (the “Commencement Date”) and shall end, unless sooner terminated or extended as hereinafter provided, on June 30, 2011 (the “Termination Date”).
     2.2 [Omitted.]
     2.3 Condition of Premises: Tenant Improvements.
          (a) “As Is” Condition. Tenant, being the present occupant of the Premises pursuant to the Existing Lease, acknowledges that it is familiar with the physical condition of the Premises, that it will accept and occupy the Premises under this Lease in “AS IS” condition as the Premises exist on the date of this Lease, and that Landlord shall have no obligation to improve, repair or prepare the Premises, prior to the Commencement Date or, except as otherwise expressly set forth in this Lease, after the Commencement Date, for occupancy by Tenant under this Lease. TENANT ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO

THE PRESENT OR FUTURE SUITABILITY OF THE PREMISES OR THE PHASE I IMPROVEMENTS FOR THE CONDUCT OF TENANT’S BUSINESS OR PROPOSED BUSINESS THEREON.
          (b) New Mezzanine Area. Tenant has requested Landlord’s permission to construct, in Tenant’s discretion, a mezzanine area of approximately 8,000 square feet in the portion of the Premises commonly known as 260 East Grand Avenue, approximately in the location designated as “Future Mezzanine Premises” on the Site Plan.
                (i) Landlord hereby approves and consents to such construction, in concept, subject to (A) completion of such improvements by Tenant at Tenant’s sole expense (except as otherwise provided in subparagraph (b)(ii) hereof) and in compliance with all the requirements of Article 9 hereof, including (but not limited to) submission of all plans and specifications for Landlord’s review and approval, which approval shall not be unreasonably withheld or delayed, and (B) Landlord’s receipt of a variance from the City of South San Francisco or other applicable governmental authorities with respect to the Center’s compliance with applicable parking requirements following construction of such mezzanine area. Landlord hereby agrees to use, at Tenant’s request, reasonable efforts to obtain such a variance if and when Tenant advises Landlord that Tenant wishes to proceed with construction of such mezzanine area, and Landlord shall bear the expense of all fees and costs incurred by Landlord in connection with Landlord’s application for such a variance.
                (ii) Landlord agrees to pay to Tenant, within thirty (30) days after issuance to Tenant of a certificate of occupancy (or its equivalent) for such mezzanine area and delivery by Tenant to Landlord of lien waivers reasonably satisfactory to Landlord from the contractor(s) performing such construction, the sum of Two Hundred Thousand Dollars ($200,000) as a construction allowance towards Tenant’s costs for construction of the shell and structural components of such mezzanine area.
                (iii) From and after the date Tenant first occupies the substantially completed mezzanine area, the mezzanine area shall be deemed to be part of the Premises and the square footage of the mezzanine area (as determined by Landlord’s architect, measuring to the exterior faces of the walls defining or enclosing such mezzanine area) shall be added to the square footage of the Premises for purposes of adjusting Tenant’s minimum rent obligation under Section 3.1(b) and Tenant’s Operating Expense Share under Section 7.1(b).
          (c) New Lobby Area. Tenant has requested Landlord’s consent to and/or participation in the construction, in Tenant’s discretion, of a new, enclosed lobby area of approximately 2,500 square feet on the northerly side of the building commonly known as 250 East Grand Avenue, approximately in the location designated as “Future Entrance Lobby — Premises” on Exhibit C attached hereto and incorporated herein by this reference.
                (i) Landlord hereby approves and consents to such construction, in concept, subject to Landlord’s receipt of a variance from the City of South San Francisco or other applicable governmental authorities with respect to the Center’s compliance with applicable parking requirements following construction of such lobby area. Landlord hereby agrees to use, at Tenant’s request and at Landlord’s expense, reasonable efforts to obtain such a variance if and when Tenant notifies Landlord that Tenant wishes to proceed with construction of such lobby area.
                (ii) If and when Tenant notifies Landlord of Tenant’s desire to proceed with the construction of the enclosed lobby area and Landlord obtains the necessary parking variance as described above, (A) Landlord (or, if Landlord and Tenant mutually agree, Tenant) shall diligently construct, at Landlord’s sole expense, in accordance with plans and specifications prepared by Landlord’s architect and approved by Landlord and Tenant (which approval shall not be unreasonably withheld or delayed by either party), the cold shell enclosing the new lobby area (i.e., exterior walls, slab, roof, windows and entrance doors), any necessary site preparation work and any exterior paving, landscaping or other sitework, and (B) Tenant shall construct, at

Tenant’s sole expense, in compliance with all the requirements of Article 9 hereof, including (but not limited to) submission of all plans and specifications for Landlord’s review and approval, all interior finishes and nonstructural portions of such lobby area, other than the portion of the work for which Landlord is responsible under clause (A) of this sentence. If Landlord and Tenant mutually agree that Tenant shall construct some or all of the shell work described in clause (A) of the preceding sentence at Landlord’s expense, then Landlord shall prepare the applicable plans and specifications as described in such clause (A), the contractor selected by Tenant shall be subject to Landlord’s prior written approval (not to be unreasonably withheld), the construction budget and economic terms of Tenant’s contract with such approved contractor shall be subject to Landlord’s prior written approval (not to be unreasonably withheld), and during the course of construction Landlord shall pay to Tenant or to Tenant’s contractor, as Tenant may direct, within twenty (20) days after receipt of a written payment request and reasonable supporting documentation (including, but not limited to, lien waivers reasonably satisfactory to Landlord from the contractor(s) performing the applicable work) from Tenant from time to time at reasonable intervals as mutually agreed by Landlord and Tenant, the amount of all costs and expenses reasonably incurred by Tenant in connection with the construction of such shell work.
                (iii) From and after the date the enclosed lobby area is substantially completed and is first placed in use, the lobby area shall be deemed to be part of the Premises and the square footage of the lobby area (as determined by Landlord’s architect, measuring to the exterior faces of exterior walls and to the dripline of any exterior overhangs) shall be added to the square footage of the Premises for purposes of adjusting Tenant’s minimum rent obligation under Section 3.1(b) and Tenant’s Operating Expense Share under Section 7.1(b).
     2.4 [Omitted.]
     2.5 Holding Over. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred ten percent (110%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof (except to the extent such delay is with Landlord’s prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.
     2.6 Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(c) and (d) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.
3. RENTAL
     3.1 Minimum Rental.
          (a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month:

Months	Monthly Minimum Rental
7/01 - 12/01	$212,537.52 ($1.560/sq ft)
1/02 - 12/02	261,584.64 ($1.920/sq ft)
1/03 - 12/03	271,121.58 ($1.990/sq ft)
1/04 - 12/04	283,383.36 ($2.080/sq ft)
1/05 - 12/05	479,571.84 ($3.520/sq ft)
1/06 - 12/06	498,781.96 ($3.661/sq ft)
1/07 - 12/07	518,673.29 ($3.807/sq ft)
1/08 - 12/08	539,518.32 ($3.960/sq ft)
1/09 - 12/09	561,044.56 ($4.118/sq ft)
1/10 - 12/10	583,524.49 ($4.283/sq ft)
1/11 - 6/11	606,821.87 ($4.454/sq ft)
If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.
          (b) Rental Adjustment Due to Change in Square Footage. The minimum rental amounts specified in this Section 3.1 are based upon an agreed area of 136,242 square feet for the Premises as they exist on the Commencement Date. If the area of the Premises increases during the initial term of this Lease as a result of the construction of the new mezzanine area as contemplated in Section 2.3(b) and/or the construction of the new lobby area as contemplated in Section 2.3(c), then beginning on the date the applicable construction is substantially completed and the applicable new area becomes available for use or is actually used by Tenant in the ordinary course of its business, the minimum monthly rent for the remainder of the initial term of this Lease shall be increased, for each month, by an amount equal to the square footage of the newly constructed area (measured in accordance with Section 2.3(b)(iii) or 2.3(c)(iii), as applicable) multiplied by the applicable rental rate per square foot as set forth in Section 3. l(a) above. In the event of any such increase in the area of the Premises during any extended term of this Lease, the minimum monthly rent during such extended term (as otherwise determined pursuant to Section 3.1(c) or 3.1(d), as applicable) shall be increased on a similar basis in strict proportion to the increase in the size of the Premises as a result of the newly constructed area being added to the Premises. Any rental increases due to a change in the square footage of the Premises as a result of Tenant’s exercise of a first refusal right under Section 1.3 hereof with respect to any of the First Refusal Space shall be determined and implemented in accordance with the provisions of Section 1.3 and the applicable Offer Notice thereunder.
          (c) Rental Amounts During First Extended Term. If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the minimum rental during the first year of the first extended term shall be equal to the fair market rental value of the Premises (as defined below), including any cost-of-living adjustments or other rental increase provisions then customary in the City of South San Francisco for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord’s receipt of a proper notice of Tenant’s exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the initial fair market rental (including any applicable rental increase provisions) for the Premises at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such initial fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the initial fair market rental and any applicable rental increase provisions for the Premises at the commencement of the first extended term in accordance with the provisions of this Section 3.1 (c). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon an initial fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the initial fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, then (i) the three appraised initial fair market rentals shall be added together and divided by three and the resulting quotient shall be the initial fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(c), the “fair market rental” of the Premises shall be determined with reference to the then prevailing market rental rates for properties in the City of South San Francisco with shell and office, laboratory and research and development improvements and site (common area) improvements comparable to those then existing in the Premises and in the Center, taking into account for such determination all tenant improvements then existing in the Premises (including, but not limited to, all fixtures, equipment and laboratory improvements in place in the Premises on the Commencement Date) other than alterations, improvements or equipment which were constructed or installed by Tenant at its sole expense and which Tenant has a right or obligation to remove from the Premises at the expiration of this Lease pursuant to the provisions of Article 9 hereof.
          (d) Rental Amounts During Second Extended Term. If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.6 hereof, the minimum rental and any applicable rental increase provisions during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.
     3.2 Late Charge. If Tenant fails to pay rental or other amounts due Landlord hereunder on or before the fifth (5th) day after such rental or other amount is due, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to six percent (6%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Center or any portion thereof. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.
4. [Omitted.]
5. [Omitted.]
6. TAXES
     6.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as pan of the Center, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 6.1.
     6.2 Real Property. To the extent any real property taxes and assessments on any portions of the Center (including, but not limited to, the Improvements or any portion thereof) leased or occupied solely by Tenant are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the applicable portions of the Center. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Center and/or Improvements are taxed or assessed to Landlord following the Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 7.2 of this Lease) and shall be paid in accordance with the provisions of Article 7 of this Lease.

7. OPERATING EXPENSES
     7.1 Payment of Operating Expenses.
          (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to twenty-four and twenty-one hundredths percent (24.21%) (“Tenant’s Operating Cost Share”) of the Operating Expenses defined in Section 7.2; provided, however, that the Tenant’s Operating Cost Share set forth in the preceding portion of this sentence shall apply only to expenses that are determined and allocated by Landlord on a Center-wide basis, subject to any adjustments required under any other applicable provisions of this Section 7.1, and that Tenant’s Operating Cost Share shall be seventy-six and fifty-seven hundredths percent (76.57%) with respect to any Operating Expenses defined in Section 7.2 that are reasonably allocable solely to the Phase I Property. As of the date of this Lease, Landlord represents that the four buildings in which the Premises are located are the only buildings located on the Phase I Property and that Landlord’s current practice is to determine and allocate all Operating Expenses (including, but not limited to, real and personal property taxes and assessments, insurance, building maintenance, property management, landscape maintenance and irrigation, and parking area maintenance and lighting) on a stand-alone basis to the Phase 1 Property.
          (b) Tenant’s Operating Cost Share as specified in paragraph (a) of this Section with respect to Operating Expenses which are determined and allocated on a Center-wide basis is based upon an area of 136,242 square feet for the Premises and upon an aggregate area of 562,859 square feet for the existing buildings owned by Landlord in the Center as depicted in the Site Plan. Tenant’s Operating Cost Share as specified in paragraph (a) of this Section with respect to Operating Expenses which are determined and allocated solely to the Phase I Property is based upon an area of 136,242 square feet for the Premises and upon an aggregate area of 177,938 square feet for the existing buildings on the Phase I Property. If the actual area of the buildings on the Phase I Property from time to time or of the buildings owned from time to time by Landlord in the Center and consolidated with the buildings in which the Premises are located for operation, maintenance, common area and Operating Expense purposes, as applicable, as such area is determined in good faith by Landlord’s architect on the same basis of measurement under which the Premises have been determined to contain 136,242 square feet (from the exterior faces of exterior walls and from the dripline of any overhangs, except that in the case of any two- story recesses or overhangs, the area to the dripline of the overhang is counted as part of the area of the first story but not as part of the area of the second story), differs from the assumed figures set forth above (including, but not limited to, any such difference arising from the construction of additional buildings in the Center as contemplated in Section 7.1(c) hereof), or if the area of the Premises changes from time to time pursuant to the construction of additional areas of the Premises pursuant to Section 2.3(b) and/or 2.3(c) and/or pursuant to Tenant’s exercise of a first refusal right pursuant to Section 1.3 hereof, then Tenant’s Operating Cost Share as it applies to Operating Expenses that are determined and allocated on a Center-wide basis or that are determined and allocated solely with respect to the Phase I Property, as applicable, shall be adjusted to reflect the actual areas so determined as they exist from time to time; provided. however, that in the event Tenant exercises a first refusal right with respect to the 280 East Grand Building, Landlord hereby advises Tenant that it is presently Landlord’s practice to account for all Operating Expenses attributable or allocable to the separate legal parcel on which the 280 East Grand Building is located on a stand-alone basis and to allocate such Operating Expenses one hundred percent (100%) to the tenant(s) of the 280 East Grand Building.
          (c) If Landlord at any time constructs additional buildings in the Center or on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center, then Tenant’s Operating Cost Share as it applies to Operating Expenses that are determined and allocated on a Center-wide basis shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Premises as they exist from time to time by the gross square footage of all buildings located in the Center or on any applicable adjacent property owned by Landlord as described above. In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord’s architects shall be final and binding upon the parties.
     7.2 Definition Of Operating Expenses.
          (a) Subject to the exclusions and provisions hereinafter contained, the term “Operating Expenses” shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Center, the buildings in the Center, and the real property on which the Center is located (or, in the case of items that are determined and allocated on a stand-alone basis as described in Section 7.1, that portion of the Center that consists of the separate legal parcel or parcels containing the buildings in which the Premises are located), including, without limitation, costs and expenses of (i) insurance (including earthquake and environmental insurance), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) expenditures for capital improvements to the Center, the Improvements or the buildings in the Center, amortized over a reasonable period determined in accordance with generally accepted accounting principles applied on a consistent basis, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Center, the buildings therein or the Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to Landlord’s Work, nor any costs attributable to the initial construction of the buildings in the Center or of Common Area improvements in the Center. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord’s accountants.
          (b) Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:
                (i) Costs of maintenance or repair of the roof membrane for any building, except during periods (if any) in which costs of maintenance or repair of the roof membrane for the buildings in which the Premises are located are likewise included as an Operating Expense (rather than being incurred directly by Tenant or passed through directly to Tenant);
                (ii) Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Center or of any other property owned by Landlord;
                (iii) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

                (iv) Any depreciation on the buildings in which the Premises are located or on any other improvements in the Center or on any other property owned by Landlord;
                (v) Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Center or of any other property owned by Landlord;
                (vi) Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or of any other lease relating to the buildings in which the Premises are located or to any other portion of the Center or of any other property owned by Landlord;
                (vii) Overhead profit increments paid to any subsidiary or affiliate of Landlord for management or other services on or to the Center or any portion thereof or any other property owned by Landlord, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;
                (viii) All interest, loan fees and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other amounts payable under any ground or underlying lease, or under any lease for any equipment ordinarily considered to be of a capital nature (except (A) janitorial equipment which is not affixed to the applicable buildings and/or (B) equipment the cost of which, if purchased, would be considered an amortizable Operating Expense under the provisions of this Section 7.2, notwithstanding the capital nature of such equipment);
                (ix) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
                (x) Advertising and promotional expenditures;
                (xi) Costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature, except to the extent of any applicable deductible amounts under insurance actually carried by Landlord;
                (xii) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Center or any other property owned by Landlord, or due to Landlord’s negligence or willful misconduct;
                (xiii) Management fees allocable to the Phase I Property to the extent they exceed the following percentages of the gross income (rent and Operating Expenses) received by Landlord with respect to the Phase I Property during the applicable period: (A) from the Commencement Date through December 31, 2004, two and one half percent (2.5%); and (B) from January 1, 2005 through the remaining term of this Lease (including any extension term(s)), one and one half percent (1.5%);
                (xiv) Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith;
                (xv) Wages, salaries or other compensation paid to any executive employees above the grade of building manager;
                (xvi) The cost of correcting any building code or other violations which were violations prior to the Commencement Date;
               (xvii) The cost of containing, removing or otherwise remediating any contamination of the Center (including the underlying land and groundwater) by any toxic or hazardous materials (including, without limitation, asbestos and PCBs); and

               (xviii) During any period when the Center is owned by a person or entity which is not a person or entity controlling, controlled by or under common control with either Landlord or Slough Estates USA Inc., earthquake and/or environmental insurance premiums in excess of rates that are commercially reasonable under then existing market conditions.
     7.3 Determination Of Operating Expenses. Tenant is already paying estimated Operating Expenses, pursuant to the Existing Lease, for calendar year 2001 based on estimates previously furnished by Landlord to Tenant. During the last month of each calendar year of the term of this Lease (“Lease Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during each Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.
7.4 Final Accounting For Lease Year.
          (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.
          (b) At any time within three (3) months after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 7.4.

     7.5 Proration. If the Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.
8. UTILITIES
     8.1 Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs, to the extent paid by Landlord, shall constitute Operating Expenses under Section 7.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 7.
     8.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises or the Center because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 8.2, however, in the event of any interruption or failure of any service or utility to the Premises that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents or employees and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant’s ability to use the Premises for their intended purposes hereunder, then following such three (3) business day period, Tenant’s obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the Premises or applicable portion thereof, and such abatement shall continue until Tenant’s use of the Premises is no longer materially impaired thereby.
9. ALTERATIONS: SIGNS
     9.1 Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, the buildings in which the Premises are located or the Center, other than (i) alterations, additions or improvements to Tenant’s Property (as defined in, and subject to the provisions of, Section 9.2 below), and/or (ii) other interior non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Premises or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, without Landlord’s prior written consent (which consent shall not be unreasonably withheld or delayed). If Tenant so requests in seeking Landlord’s consent to any alterations, additions or improvements, Landlord shall specify in granting such consent whether Landlord intends to require that Tenant remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease.
     9.2 Title To Alterations. All alterations, additions and improvements existing in the Premises on the Commencement Date or thereafter installed in, on or about the Premises or the Center (except as otherwise expressly provided in this Section 9.2) shall become part of the Center and the real property on which it is located and shall become the property of Landlord, unless Landlord elects, in the case of any alterations, additions or improvements installed after the Commencement Date, to require Tenant to remove the same upon the termination of this Lease (subject to the provisions of Section 9.2(c) below).
          (a) Landlord’s Property. The parties specifically agree that the alterations, additions and improvements which are or shall be part of the Center and are or shall be the property of Landlord shall include (but not be limited to) (i) built-in coldrooms, (ii) air lines, plumbing, electrical wiring and other similar systems associated with any of Tenant’s (A) built-in coldrooms, (B) laboratory casework, (C) vacuum pumps, (D) compressors, and/or (E) water purification and deionized water systems, (iii) plumbing, electrical wiring and other similar systems associated with Tenant’s animal water system and located within walls, ceilings or floors, and (iv) wiring and jacks associated with Tenant’s telephone systems, computer network systems and security systems, but shall not include Tenant’s Property (as defined in Section 9.2(b) below) except to the extent purchased by Landlord pursuant to Section 9.2(g), if applicable.
          (b) Tenant’s Property. With respect to any portions of the Premises as they exist from time to time that are located on the Phase I Property, the term “Tenant’s Property” shall mean all of the following items: (i) movable personal property, office furniture and/or modular office furniture systems, movable equipment and trade fixtures; (ii) lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework (collectively, the “Option Property”), but excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such laboratory casework and/or built-in fume hoods; (iii) compressors, excluding air lines, plumbing, electrical wiring and other similar systems associated with any of such compressors; (iv) vacuum pumps, excluding plumbing, electrical wiring and other similar systems associated with any of such vacuum pumps; (v) water purification systems and/or deionized water systems, excluding plumbing, electrical wiring and other similar systems associated with any of such water purification or deionized water systems; (vi) auxiliary generators and transfer switches; (vii) telephone systems and desk sets, excluding wiring and jacks; (viii) computer network systems, excluding wiring and jacks; (ix) security system, excluding wiring and jacks; (x) cage and rack washers; (xi) glassware washers; (xii) autoclaves; (xiii) Edstram animal water system, excluding plumbing, electrical wiring and other similar systems associated with such animal water system; (xiv) freestanding coldrooms; and (xv) movable fume hoods.
          (c) Removal of Tenant’s Property at End of Term. Notwithstanding anything to the contrary contained in the foregoing provisions, the parties specifically agree that the Option Property shall not become the property of Landlord unless, and then only to the extent that, Landlord exercises its purchase option in accordance with Section 9.2(g) below. Tenant shall have the right to remove at the termination or expiration of this Lease, subject to any specific limitations set forth in this Article 9, any or all of Tenant’s Property. Tenant shall promptly repair any damage caused by its removal of any of Tenant’s Property during or at the expiration of the term of this Lease. Notwithstanding any other provisions of this Article 9, however, if Tenant requests Landlord’s written consent to any alterations, additions or improvements under Section 9.1 hereof after the Commencement Date and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements.
          (d) Items Located in Premises Outside the Phase 1 Property. With respect to any portions of the Premises as they exist from time to time that are located outside the Phase I Property (such as, for example, the 280 East Grand Building if hereafter added to the Premises pursuant to Section 1.3 hereof), the term “Tenant’s Property” shall not include any lab benches, built-in fume hoods, plumbing fixtures and other laboratory casework (which items shall instead be deemed upon installation, or upon commencement of Tenant’s leasing of such additional Premises to the extent such items were installed by Landlord or a predecessor tenant prior to such commencement, to be Landlord’s property and to be part of the Center and of the real property on which it is located) and shall include items described in any of the other clauses of Section 9.2(b) only to the extent such items are installed by Tenant in such additional Premises at Tenant’s sole expense.
          (e) Tenant’s Rights to Modify. Etc. and Remove Tenant’s Property. As provided in Sections 9.1 and 9.2, but subject to any limitations expressly set forth in this Article 9, Tenant shall generally have the right throughout the term of this Lease to install, alter, modify, improve, replace and remove Tenant’s Property without Landlord’s consent and shall generally have the right at the termination or expiration of this Lease to remove Tenant’s Property, provided that Tenant shall, at all times prior to the lapse (if any), unexercised, of Landlord’s purchase option under Section 9.2(g) with respect to the Option Property, maintain in the Premises a quality and quantity of laboratory casework, lab benches and built-in fume hoods that is not materially less than the quality and quantity of such items located in the Premises on the Commencement Date (subject to the effects of ordinary wear and tear and to the effects of damage, destruction or other casualty, the latter of which shall be governed by the provisions of Article 15 hereof).
          (f) Tenant’s Right to Encumber Tenant’s Property. Tenant shall also have the right, notwithstanding any other provisions of this Article 9 (including, but not limited to, Landlord’s purchase option for the Option Property pursuant to Section 9.2(g) below), to use Tenant’s Property as security for third-party financing during the term of this Lease, and Landlord agrees to cooperate in all reasonable respects with any such third-party financing sought by Tenant against the security of Tenant’s Property, including recognition by Landlord of the lender’s right, subject to reasonable conditions, to foreclose upon and remove Tenant’s Property upon a default by Tenant under such financing.
          (g) Landlord’s Purchase Option. Landlord shall have the option, exercisable by written notice to Tenant no less than ninety (90) days before the expiration of the term of this Lease (or concurrently with any earlier termination of this Lease by Landlord pursuant to a default by Tenant, if applicable), to purchase from Tenant (and thereby require Tenant to leave behind in the Premises upon such expiration or termination, notwithstanding any other provisions of this Section 9.2) all then existing Option Property for a purchase price of Six Hundred Fifty Thousand Dollars ($650,000.00) payable to Tenant in cash concurrently with and in exchange for Tenant’s delivery to Landlord of a bill of sale, in form and substance reasonably satisfactory to Landlord, conveying to Landlord all such Option Property in its then existing condition, as is, but free and clear of any liens or encumbrances created by or through Tenant. If Landlord does not timely exercise such purchase option, then Tenant shall have the same right to remove the Option Property from the Premises prior to or upon termination or expiration of this Lease as Tenant has with respect to the rest of Tenant’s Property, subject to any express conditions or restrictions set forth in this Article 9 with respect to such removal.
     9.3 Tenant Fixtures. Subject to Sections 9.2 and 9.5, Tenant may install, remove and reinstall Tenant’s Property and other trade fixtures without Landlord’s prior written consent, except that installation and removal of any fixtures which affect the exterior or structural portions of the buildings in which the Premises are located or the building systems therein shall require

Landlord’s written approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of Section 9.5, the foregoing shall apply to Tenant’s signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace (a) only with Landlord’s prior written consent as to location, size and composition, which consent shall not be unreasonably withheld or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 9.3.
     9.4 No Liens. Tenant shall at all times keep the Premises, the buildings in which the Premises are located and the Center free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises or in the Center. Notwithstanding the preceding sentence, Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the applicable buildings or improvements and the Center. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.
     9.5 Signs. Without limiting the generality of the provisions of Section 9.3 hereof, Tenant shall have the right to display its corporate name and logo on the buildings in which the Premises are located and in front of the principal entrances to the Premises, subject to Landlord’s prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Britannia Pointe Grand Business Park and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Landlord hereby expressly confirms that it has already approved all of Tenant’s signage existing on and about the Premises as of the Commencement Date, and that in the event a new lobby is constructed as contemplated in Section 2.3(c) above, Landlord will approve, at Tenant’s request, any new exterior signage that is substantially similar to or reasonably comparable to the signage then maintained, with Landlord’s consent, by other major tenants in the Center.
10. MAINTENANCE AND REPAIRS
     10.1 Landlord’s Work.
          (a) Landlord shall repair and maintain or cause to be repaired and maintained the driveways, parking areas, landscaping and other Common Areas of the Center and the structural roof, roof membrane, exterior walls, foundation and other structural portions of the buildings in which the Premises are located. The cost of all work performed by Landlord under this Section 10.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) is a capital expenditure not includible as an Operating Expense under Section 7.2 hereof, (iii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 12.6 hereof, subject to the release set forth in Section 12.4 hereof), or (iv) involves repair or maintenance of the roof membrane on any of the applicable buildings (in which event there shall be charged back directly to Tenant, as additional rent and not as an Operating Expense, but subject to the same limitations set forth for Operating Expenses in Section 7.2 for purposes of determining what are capital items and what portion, if any, of capital items can properly be allocated to a particular year or other applicable period, a prorata share of the cost of such repair or maintenance calculated on the basis of the percentage of the applicable building that is occupied by Tenant). Tenant knowingly and voluntarily waives the right to make repairs at Landlord’s expense, except to the extent permitted by Section 10.1(b) below, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.
          (b) If Landlord fails to perform any repairs or maintenance required to be performed by Landlord on the buildings in which the Premises are located under Section 10.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease.
     10.2 Tenant’s Obligation For Maintenance.
          (a) Good Order. Condition And Repair. Except as provided in Section 10.1 hereof, and except for damage caused by Landlord or its agents, employees or contractors (which shall be the sole responsibility of Landlord, subject to the release set forth in Section 12.4 hereof) or by an event of casualty or condemnation (which shall be governed by Article 15 hereof), Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the buildings in which the Premises are located, the HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises, as required.
          (b) Landlord’s Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.
          (c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 9.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder, beyond any applicable cure period, unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

11. USE OF PREMISES
     11.1 Permitted Use. Subject to Sections 11.3, 11.4 and 11.6 hereof, Tenant shall use the Premises solely for a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, light manufacturing, storage and use of toxic and radioactive materials (subject to the provisions of Section 11.6 hereof), storage and use of laboratory animals, administrative offices, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Premises), and for no other purpose.
     11.2 [Omitted.]
     11.3 No Nuisance. Tenant shall not use the Premises or the Center for or carry on or permit within the Center or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Premises or the Center, nor commit or allow to be committed any waste in, on or about the Center. Tenant shall not do or permit anything to be done in or about the Center, nor bring nor keep anything therein, which will in any way cause the Center to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.
     11.4 Compliance With Laws. Tenant shall not use the Premises or the Center or permit the Premises or the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises and Improvements therein equipped with all safety appliances required by law, ordinance or insurance on the Center, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises and the Center. Tenant shall procure all licenses and permits required for Tenant’s use of the Premises and the Center. Tenant shall use the Premises and the Center in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises and the Center by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto in the Premises or the Center as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Center (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises or the Center. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in the Premises or other particular use of the Premises or the Center shall, at Landlord’s election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 9.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.
     11.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Center, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

     11.6 Environmental Matters.
          (a) For purposes of this Section, “hazardous substance” shall mean the substances included within the definitions of the term “hazardous substance” under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”). (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”). and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL.
          (b) Without limiting the generality of the obligations set forth in Section 1.1 4 of this Lease:
               (i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Premises or the Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Premises as provided in Section 11.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.
               (ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises and the Center from time to time.
               (iii) Tenant shall not (A) operate on or about the Premises or the Center any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Premises or the Center for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises or the Center that could result in the Premises or the Center being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).
               (iv) Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 2528l(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Premises or the Center.

               (v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within thirty (30) days after the Commencement Date, and shall update such information at least annually, on or before each anniversary of the Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):
                    (A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Premises and in the Center.
                    (B) All Material Safety Data Sheets (“MSDS’s”), if any, required to be completed with respect to operations of Tenant at the Premises and in the Center from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS’s.
                    (C) All hazardous waste manifests (as defined in Title 26, California Code of Regulations § 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises and in the Center.
                    (D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations at the Premises and in the Center, pursuant to California Health & Safety Code §§ 25500 et seq., and any regulations promulgated thereunder, as amended.
                    (E) Any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations §§ 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations, § 22-67105, and any amendments thereto.
                    (F) Copies of any biennial reports to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, § 22-66493, and any amendments thereto.
                    (G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Premises and in the Center.
                    (H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Premises and/or the Center that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.
               (vi) Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation,” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                    (A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Premises and in the Center;
                    (B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant’s business on the Premises and in the Center from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and
                    (C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant’s business on the Premises and in the Center from time to time.
               (vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and shall follow such verbal notice with written notice to Landlord of such release within ten (10) business days after the date Tenant became aware of such release.
               (viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph 11.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Premises or the Center as a proximate result of Tenant’s use of the Premises or the Center or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.
               (ix) Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant shall grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, provided that Landlord uses reasonable efforts to avoid any unreasonable interference with Tenant’s business operations in exercising such access and inspection rights, without thereby being deemed guilty of any disturbance of Tenant’s use or possession and without being liable to Tenant in any manner.
               (x) Notwithstanding Landlord’s rights of inspection and review under this paragraph 11.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph 11.6(b).
               (xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Premises or the Center at any time during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Premises and the Center. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding areas (if appropriate), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 11.4, 11.6,12.6 and other applicable provisions of this Lease.
          (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Premises or in the Center of any hazardous substances or wastes or radiation or radioactive materials as of the Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant, or as a result of or in connection with Tenant’s prior business operations on the Premises and in the Center), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Premises and/or the Center) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.
          (d) The provisions of this Section 11.6 shall survive the termination of this Lease.
12. INSURANCE AND INDEMNITY
     12.1 Insurance.
          (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) Two Million Dollars ($2,000,000.00) for injury to or death of one person, (ii) Five Million Dollars ($5,000,000.00) for personal injury or death, per occurrence, and (iii) One Million Dollars ($1,000,000.00) for property damage, or combined single limit of liability of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord, its general partners, its Managing Agent and any lender holding a deed of trust on the Center or any portion thereof from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, products/completed operations coverage in an amount of not less than Five Million Dollars ($5,000.000.00) and on other terms customary in Tenant’s industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time.
          (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Center, with combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury and property damage.
          (c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s

Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for the shell of the buildings in which the Premises are located and for the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance shall include earthquake and environmental coverage and shall have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for Tenant’s Property, for Tenant’s personal property or, except as expressly set forth in paragraph (d) below, for any alterations, additions or improvements installed by Tenant or by any predecessor tenant in the buildings in which the Premises are located or on or about the Center.
          (d) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense (chargeable, in Landlord’s discretion, either as an Operating Expense allocable 100% to Tenant or as a direct pass-through to Tenant), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for the tenant improvements existing in the Premises on the Commencement Date (other than Tenant’s Property, which it shall be Tenant’s responsibility to insure pursuant to paragraph (e) below), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance may have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. The coverage required to be maintained under this paragraph (d) may, in Landlord’s discretion, be added to or combined with Landlord’s master policy carried under paragraph (c) above (but, if not actually carried as part of Landlord’s master policy under paragraph (c) above, shall not carry a premium materially higher than would apply if such coverage were being carried as part of Landlord’s master policy under paragraph (c) above), in which event Tenant shall be named as an insured only with respect to the portion of the policy that covers tenant improvements as described in this paragraph (d). Tenant shall provide to Landlord from time to time, upon request by Landlord annually or at other reasonable intervals, an updated schedule of values for such existing tenant improvements, and Landlord shall have no obligation or liability with respect to any underinsurance of tenant improvements that results from Tenant’s failure to keep Landlord informed from time to time, on a current basis, of the insurable value of such tenant improvements.
          (e) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for Tenant’s Property as it exists in the Premises on the Commencement Date and for all other alterations, additions and improvements installed by Tenant from time to time in or about the Premises after the Commencement Date (except as Landlord and Tenant may otherwise mutually agree in writing from time to time), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear.
     12.2 Quality Of Policies And Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 12.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 12 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.
     12.3 Workers’ Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance in at least the minimum amounts required by law, covering all of Tenant’s employees working on the Premises or in the Center.
     12.4 Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Premises or the Center or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.
     12.5 Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant’s use of the Premises and the Center complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.
     12.6 Indemnification.
          (a) Tenant shall indemnify, defend and hold Landlord and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises and the Center by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord and its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises or the Center, or for injuries to Tenant, its agents or third persons in or upon the Premises or the Center, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises or the Center.
          (b) Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Premises or the Center by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.
     12.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.
13. SUBLEASE AND ASSIGNMENT
     13.1 Assignment of Lease and Sublease of Premises. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment for which consent is requested solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord’s use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 11.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) any public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; (ii) any transfer of Tenant’s stock during any period in which Tenant has a class of stock listed on any recognized securities exchange or traded in the NASDAQ over-the-counter market shall not be deemed to be an assignment hereunder; (iii) any transfer of Tenant’s stock in connection with a bona fide financing, capitalization or recapitalization of Tenant shall not be deemed to be an assignment hereunder, provided that such financing, capitalization or recapitalization does not result in a material reduction in Tenant’s net worth or materially change the nature of Tenant’s ongoing business as a going concern; and (iv) Tenant shall have the right to assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord, except to the extent Tenant is advised by its counsel that such prior or concurrent notice would be in violation of applicable law, in which event Tenant shall give such written notice as soon as reasonably possible after the giving of such notice is no longer in violation of applicable law), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 13.1, however, the provisions of Section 13.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

     13.2 Rights Of Landlord.
          (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant’s assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 13.2(c), below).
          (b) Upon any assignment of Tenant’s interest in this Lease for which Landlord’s consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, (ii) any real estate commissions and/or reasonable attorneys’ fees incurred by Tenant in connection with such assignment, and (iii) any economic consideration received by Tenant as bona fide, reasonable compensation for personal property sold or leased by Tenant to the assignee.
          (c) Upon any sublease of all or any portion of the Premises for which Landlord’s consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the rental due hereunder for the corresponding period, prorated (on the basis of the per-square-foot cost paid by Tenant for the entire Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the term of the sublease, (iii) any real estate commissions and/or reasonable attorneys’ fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) any economic consideration received by Tenant as bona fide, reasonable compensation for personal property sold or leased by Tenant to the sublessee.
14. RIGHT OF ENTRY AND QUIET ENJOYMENT
     14.1 Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Premises at any time during the term of this Lease-during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises or the Center or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided. however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.
     14.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Common Areas of the Center throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.
15. CASUALTY AND TAKING
     15.1 Damage or Destruction.
          (a) If the Premises, or the Common Areas of the Center necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Common Areas of the Center and the cold shell of the buildings in which the Premises are located, and Tenant, as to all other improvements existing in or about the Prmeises immediately prior to such occurrence, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Premises and the Center to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant’s ability to conduct its business in the Premises, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant’s ability to conduct its business in the Premises, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant’s Operating Cost Share of Operating Expenses, based upon the extent to which Tenant’s ability to conduct its business in the Premises is impaired, and Landlord and Tenant respectively shall restore the Common Areas and the cold shell of the applicable buildings and the other improvements in and about such buildings to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Premises and the Center in accordance with the first sentence of this Section 15.1.
          (b) The respective obligations of Landlord and Tenant pursuant to Section 15.1 (a) are subject to the following limitations:
               (i) If the occurrence results from a peril which is required to be insured pursuant to Sections 12.1(c), (d) and (e) above, then Landlord and Tenant shall use their respective best efforts and cooperate diligently, reasonably and in good faith to recover any available proceeds from the respective insurance which they are required to maintain pursuant to Sections 12.1(c), (d) and/or (e), as applicable, and to divide or allocate such proceeds between themselves in accordance with their respective rebuilding obligations under Section 15.l(a), and the obligations of each party shall not exceed its respective share of the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of any deductible under the applicable insurance, and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and
               (ii) If the occurrence results from a peril which is not required to be insured pursuant to Sections 12.1(c), (d) and (e) above and is not actually insured, Landlord shall be required to repair and restore the cold shells of the applicable buildings and the Common Areas to the extent necessary for Tenant’s continued use and occupancy of the Premises, and Tenant shall be required to repair and restore the other improvements in and about the Premises to the extent necessary for Tenant’s continued use and occupancy of the Premises, provided that each party’s obligation to repair and restore shall not exceed an amount equal to five percent (5%) of the replacement cost of the cold shells of the applicable buildings and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the other improvements in and about the Premises, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.
          (c) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Sections 12.1(c), (d) and (e), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.
          (d) From and after the date of an occurrence resulting in damage to or destruction of the Premises or of the Common Areas necessary for Tenant’s use and occupancy of the Premises, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired.
     15.2 Condemnation.
          (a) If during the term of this Lease the Premises or the Common Areas of the Center, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Premises at Landlord’s election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the balance of the Premises. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the shell of the buildings in which the Premises are located and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the other improvements in the Premises and Tenant’s other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises or the Center.
          (b) The respective obligations of Landlord and Tenant pursuant to Section 15.2(a) are subject to the following limitations:
               (i) Each party’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to five percent (5%) of the replacement cost of the shell of the buildings in which the Premises are located and the Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the other improvements in the Premises as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and
               (ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1 (c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.
     15.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Premises, the Improvements, the Center and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent such compensation or damages are expressly and specifically allocated by the condemning authority, in response to a direct claim by Tenant, to Tenant’s moving expenses, trade fixtures, equipment and/or removable leasehold improvements as set forth in this clause (a), and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii), notwithstanding any contrary provisions of this Section 15.3.

     15.4 Restoration Of Improvements. In connection with any repair or restoration of the Premises or other Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to the Premises or to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Premises (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the buildings in which the Premises are located (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld or delayed).
16. DEFAULT
     16.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:
          (a) [Omitted.]
          (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;
          (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et scq., as amended from time to time;
          (d) General Assignment. A general assignment by Tenant for the benefit of creditors;
          (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Premises and the Common Areas and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

          (f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;
          (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or
          (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.
     16.2 Remedies Upon Tenant’s Default.
          (a) Upon the occurrence of any event of default described in Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.
          (b) Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.
          (c) If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.
     16.3 Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.
17. SUBORDINATION. ATTORNMENT AND SALE
     17.1 Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon any portion(s) of the Center on which the Premise are located, and to the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon any portion(s) of the Center on which the Premises are located shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Moreover, Tenant’s obligations under this Lease shall be conditioned on Tenant’s receipt, within sixty (60) days after the date hereof (provided that Landlord shall have the right to extend such period for up to an additional thirty (30) days in order to continue pursuing receipt of the agreement required hereunder if not received within such initial 60-day period), from The Northwestern Mutual Life Insurance Company, the beneficiary under an existing deed of trust on the Phase I Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant acknowledging and approving this Lease and confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement upon any portion(s) of the Center on which the Premises are located and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.
     17.2 Sale Of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the portion(s) of the Center on which the Premises are located, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.
     17.3 Estoppel Certificates. Tenant or Landlord (the “responding party”), as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback. lessor or prospective purchaser of any portion(s) of the Center on which the Premises are located, or any prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Center (or any portion thereof), by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.
     17.4 Subordination to CC&R’s. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Center (or any portion thereof) from time to time, provided that the terms of such declarations are reasonable, do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying the portion(s) of the Center covered by such declaration(s). Moreover, this Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall also be subject and subordinate (a) to the Declaration of Covenants, Conditions and Restrictions for Pointe Grand Business Park dated November 4,1991 and recorded on February 25,1992 as Instrument No. 92025214, Official Records of San Mateo County, as amended from time to time (the “Master Declaration”), the provisions of which Master Declaration are an integral part of this Lease to the extent this sentence is applicable, (b) to the Declaration of Covenants, Conditions and Restrictions dated November 23, 1987 and recorded on November 24,1987 as Instrument No. 87177987, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park, and (c) to the Environmental Restriction and Covenant (Pointe Grand) dated as of April 16,1997 and recorded on April 16,1997 as Instrument No. 97-043682, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.
     17.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering any portion(s)

of the Center on which the Premises are located, any such portion(s) of the Center are acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriff‘s sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring any portion(s) of the Center on which the Premises are located shall not be:
          (a) liable for any act or omission of a prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord);
          (b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord);
          (c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner this acquiring such portion(s) of the Center;
          (d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of such portion(s) of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, . compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Center or any portion thereof; or
          (e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in such portion(s) of the Center, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in such portion(s) of the Center for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.
18. SECURITY
     18.1 Deposit. Tenant is not required to provide any security deposit to Landlord pursuant to this Lease.
19. MISCELLANEOUS
     19.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

To Tenant:	COR Therapeutics, Inc.
256 East Grand Avenue
South San Francisco, CA 94080
Attn: Charles A. Alaimo

with copy to:	Cooley Godward llp
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Attn: Anna B. Pope, Esq.

To Landlord:	Britannia Pointe Grand Limited Partnership
1939 Harrison Street, Suite 715
Park Plaza Building
Oakland, CA 94612
Attn: T. J. Bristow

with copy to:	Folger Levin & Kahn llp
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA 94111
Attn: Donald E. Kelley, Jr.

and copy to:	Slough Estates USA Inc.
33 West Monroe Street, Suite 2000
Chicago, IL 60603
Attn: Randy Rohner
or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord’s address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.
     19.2 Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the portion(s) of the Center on which the Premises are located, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.
     19.3 No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.
     19.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.
     19.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.
     19.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.
     19.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.
     19.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.
     19.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.
     19.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.
     19.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the portion(s) of the Center on which the Premises are located, as designated by Landlord from time to time, such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the portion(s) of the Center on which the Premises are located, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the portion(s) of the Center on which the Premises are located, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings upon Landlord’s written request.
          Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the portion(s) of the Center on which the Premises are located, financial information pertaining to, Tenant’s financial status. Landlord and

Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.
     19.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment of this Lease or subletting of the Premises or any portion thereof. Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees, up to a maximum of $2,500.00 per request.
     19.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.
     19.14 Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant’s ability, invitees to observe, comply with and obey such rules and regulations as Landlord may reasonably promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Premises and the Center.
     19.15 Brokers. Landlord agrees to pay a fee of $300,000 to Tenant’s consultant, CB Richard Ellis (attn: Chris Jacobs), in connection with the consummation of this Lease in accordance with a separate agreement. Such fee shall be due and payable in full on or before September 15,2001. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.
     19.16 Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.
     19.17 Corporate Authority. Each of the persons signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by jointly so signing, to bind Tenant.
     19.18 Execution and Delivery. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.
     19.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 7.4, 9.2, 9.3, 9.4, 11.6, 12.6 and 19.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.
     19.20 Parking. Landlord and Tenant agree that the Common Areas, taken as a whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of South San Francisco applicable to the Center from time to time.
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     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”			“Tenant”

BRITANNIA POINTE GRAND LIMITED			COR THERAPEUTICS, INC., a Delaware
PARTNERSHIP, a Delaware limited			corporation
partnership

By:	BRITANNIA POINTE GRAND,		By:	/s/ Peter S. Roddy

	LLC, a California limited liability company, General Partner		Its:	Senior Vice President, Finance and Chief Financial Officer

	By:	/s/ T. J. Bristow	By:	/s/ Vaughn M. Kailian

		T. J. Bristow	Its:	President and Chief Executive Officer

	Its:	Manager, President and
Chief Financial Officer

EXHIBITS

EXHIBIT A	Real Property Description

EXHIBIT A-l	Phase I Property (Plan)

EXHIBIT B	Site Plan

EXHIBIT C	Future Entrance Lobby

EXHIBIT A
REAL PROPERTY DESCRIPTION
The Phase I Property:
All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:
Lot 3 as shown on Parcel Map No. 91-284, “Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records,” filed on February 25,1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.
The Center:
All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:
Lots 1, 2, 3 and 4, inclusive, as shown on Parcel Map No. 91-284, “Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records,” filed on February 25,1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.
Together with all adjacent or substantially adjacent areas owned by Landlord and depicted on the Site Plan (Exhibit B to this Lease) as being part of the Center.
EXHIBIT A

EXHIBIT A-1
PHASE I PROPERTY (PLAN)

EXHIBIT B
SITE PLAN

EXHIBIT C
FUTURE ENTRANCE LOBBY PLAN

EXHIBIT B
Sublease Premises

14

Exhibit B
Britannia Pointe Grande

256 East Grand
Britannia Pointe Grande

EXHIBIT B
Sublease Premises

14

EXHIBIT C
FF&E INVENTORY
Section I – List of FF&E
•	45 Offices with file cabinets drawers and work surfaces.

•	46 Cubicle’s with drawer’s shelves and work surfaces.

•	Approximately 45 break room and conference tables.

•	Approximately 100 miscellaneous bookcases, files, and storage cabinets.

•	Approximately 330 desk chairs, side chairs, conference room chairs, and lab stools.

•	Miscellaneous white boards.

•	2 Autoclaves

•	1 Glassware Washer

•	1 Glassware Dryer

•	1 House De-ionized Water Purification System

•	2 Modulab Water Polishing Systems

•	8 Class 2 Bio-safety Cabinets

•	1 300KW Auxiliary Generator & Automatic Transfer Switch

•	1 45KVA UPS.

•	1 25KVA UPS

•	1 CDA Air Compressor

•	1 Liquid Ring House Vacuum Pump

•	Assorted Lab Benches & Built-In Fume Hoods
Section II – List of FF&E
Upon expiration of the Term of this Sublease, title to that portion of the FF&E owned by Sublandlord on the date of this Sublease (the “Furniture”) that is not purchased by Landlord pursuant to Section 9.2(g) of the Master Lease shall be deemed transferred to Subtenant and Subtenant shall be solely responsible for removing it from the Sublease Premises.\

15

Confidential

EXHIBIT B
Floor Plan
[Attached]

Common Area

RAD LAB E182
COLD RM E181
E180
LAB E174B
LAB E174A
E125
COLD RM E172
FROG E173
MEZZANINE
STORAGE E169
MECH. E168
E170A
E179
E176
E174B
DARK RM E177
E175
SHOWER E167
WOMEN E165
OPEN OFFICE E156
BREAK ROOM E164
E157
E158
E159
E160
E161
E162
E163
E155
PHARMA LAB E183
Sublease Space
2500 sq Ft